UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2025

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 North Wall Quay
Dublin 1, Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 9038354

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

At-the-Market Offering

On October 16, 2025, Iterum Therapeutics plc (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) under the Company’s effective registration statement on Form S-3 (the “Registration Statement”) (File No. 333-284774), relating to the offer and sale of the Company’s ordinary shares, nominal value $0.01 per share, from time to time for additional aggregate gross proceeds of up to $20,000,000 million, not to exceed 21,756,057 ordinary shares (the “Shares”), under its existing at the market offering agreement, dated October 7, 2022 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC, as sales agent.

As of the date of the Prospectus Supplement, the Company previously issued and sold ordinary shares for an aggregate gross sale proceeds of approximately $36.2 million pursuant to the Sales Agreement and a prior prospectus, dated October 17, 2022, as amended and supplemented by the Company’s prospectus supplements dated October 11, 2024, October 28, 2024, October 30, 2024, and a prior prospectus supplement, dated December 10, 2024, in each case, under the Company’s registration statement on Form S-3 (File No. 333-267795).

A&L Goodbody LLP, Irish counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The offering of the Shares has been registered pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement and the accompanying base prospectus. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Shares described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Business Update

The Company commercially launched ORLYNVAH™ into the community market in the U.S. in August 2025 and expects modest sales in 2025 during the early stages of its commercialization efforts.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s expectations for ORLYNVAH™ sales in 2025. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including the Company’s successful commercialization of ORLYNVAH™ in the U.S. with its commercial partner, EVERSANA, including the Company’s ability to maintain and continue to build a sales force for the commercialization of ORLYNVAH™ in the U.S. and the Company’s ability to raise funds to continue to support its operations and other factors discussed under the caption “Risk Factors” in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on August 5, 2025, and other documents filed with the SEC from time to time. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this Current Report. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

5.1	Opinion of A&L Goodbody LLP

23.1	Consent of A&L Goodbody LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITERUM THERAPEUTICS PLC

Date: October 16, 2025	By:	/s/ Corey N. Fishman
	Name:	Corey N. Fishman
	Title:	Chief Executive Officer